                      Independent Accountants' Report

The Board of Directors Navistar
Financial Corporation:

We have examined Navistar Financial Corporation's (the Company) compliance  with the minimum servicing standards set forth in the Mortgage Bankers Association of
America's Uniform  Single  Attestation  Program for Mortgage Bankers (USAP)as of
and  for  the  year  ended  October 31, 2005, except for items I.2, I.4, III.1,
III.2,  III.3,  III.4,  III.6,  V.2, V.3, V.4, and VII.1,  for the servicing of receivables  for  the  Navistar  Financial  2004-B  Owner Trust.  Management  is
responsible for the Company's compliance with those minimum servicing standards.
Our responsibility is to express an opinion on management's assertion about the
Company's compliance based on our examination.

Our  examination  was  conducted  in  accordance  with  attestation  standards established  by the American  Institute  of Certified  Public  Accountants,  and
accordingly, included  examining, on a test basis,  evidence about the Company's compliance with the minimum servicing  standards  specified above and performing such  other  procedures as we  considered  necessary  in the  circumstances.  We believe that our  examination  provides a reasonable basis for our opinion.  Our examination does not provide a legal  determination on the Company's  compliance with the minimum servicing standards.

Our examination disclosed the following  material noncompliance with the minimum servicing standards of USAP during the year ended October 31, 2005.  The Company did not comply with the  requirements  that  custodial  bank account and related bank clearing account reconciliations  be reviewed and approved by someone other than the person  who  prepared the  reconciliation,  and  that they  be prepared within 45 days after the cutoff date as  specified  in items I.1.b and I.1.c in
USAP's minimum servicing standards.

In our opinion, except for the material noncompliance described in the preceding
paragraph,  the Company complied  with  the  aforementioned   minimum  servicing
standards  as of and for the  year ended  October  31,  2005,  in  all  material respects.

                                                    \s\KPMG, LLP

January 31, 2008